AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            RADIO ONE LICENSES, INC.

                              (AS OF MAY 19, 1997)

                               ARTICLE I - OFFICES

     Section 1. Registered Office. The registered office in the State of Delaware shall be at 9 East Loockerman Street, in the City of Dover, County of Kent. The name of the corporation's registered agent at such address shall be National Registered Agents, Inc. The registered office or registered agent of the corporation may be changed from time to time by action of the board of directors on the filing of a certificate or certificates as required by law.

     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II - MEETINGS OF STOCKHOLDERS

     Section  1.  Place  and  Time  of  Meetings.   An  annual  meeting  of  the
stockholders shall be held each year, beginning in the year 1998, prior to the last day of April. At such meeting, the stockholders shall elect the directors of the corporation and conduct such other business as may come before the meeting. The time and place of the annual meeting shall be determined by the board of directors. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the president or the chairman of the board for any purpose and shall be called by the secretary if directed by the board of directors.

     Section 2. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than l0 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and addressed to the stockholder at his or her address as it appears on the records of the corporation.

     Section 3. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least l0 days before every meeting of the stockholders, a complete list


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arranged  in  alphabetical  order of the  stockholders  entitled to vote at such meeting, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least l0 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 4. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote thereat, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     Section 5. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 6. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of ARTICLE VI hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

     Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its


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registered office in the State of Delaware or the corporation's  principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings are recorded. All consents delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest date on which any consent is delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                             ARTICLE III - DIRECTORS

     Section 1. Number, Election and Term of Office. The board of directors shall be five (5) in number; provided, however, the number of members of the board of directors shall be increased to nine (9) at the election of Investors (as defined in the Preferred Stockholders' Agreement (the "PSA") dated as of May 14, 1997 among Radio One, Inc., Radio One Licenses, Inc., and the other parties thereto and the Warrantholders' Agreement (the "WA") dated as of June 6, 1995 among Radio One, Inc., Radio One Licenses, Inc. and the other parties thereto, as amended by the First Amendment to Warrantholders' Agreement dated as of the Closing Date (as defined in the PSA), as applicable) in accordance with, and subject to the terms and conditions of, Section 10 of the PSA or Article VI of the WA, as applicable (an election to increase the size of the board of directors is referred to herein as the "Special Election"). The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3 of this ARTICLE III, and each director elected shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her death, resignation or removal as hereinafter provided.

     Section 2. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors, except as otherwise provided by statute. Any director may resign at any time upon written notice to the corporation.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the holders of a majority of the shares of stock of the corporation then entitled to vote at an election of directors at an annual or special meeting of stockholders, and each director so chosen shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided; provided, however, that any vacancy created as a result of the Special Election shall be filled in the manner provided for in Section 10 of the PSA or Article VI of the WA, as applicable, and a director so elected shall continue to serve as a director until the date on which the Special Election is no longer in effect, at which time the number of directors constituting the board of directors of the corporation shall decrease to such number as constituted the whole board of directors of the corporation immediately prior to the exercise of the Special Election.


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     Section 4. Annual Meetings.  The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.

     Section 5. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph; in like manner and on like notice the secretary must call a special meeting on the written request of a majority of directors; in like manner on like notice, the secretary must call a special meeting on the written request of Investors holding a majority of the outstanding Preferred Shares (as defined in the PSA); provided that any such request made by such Investors must be called in good faith for a reasonable business purpose.

     Section 6. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. Each committee shall consist of one or more of the directors of the corporation, which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation including without limitation the power to declare a dividend and to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the directors when required.

     Section 8. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 7 of this
ARTICLE III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.


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     Section 9. Communications  Equipment.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

                              ARTICLE IV - OFFICERS

     Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board (if the board of directors so deems advisable and elects), a president (who shall perform the functions of the chairman of the board if none be elected), one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

     Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.


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